                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]   Filed by the Registrant
[ ]   Filed by a Party other than the Registrant

Check the Appropriate Box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                                 BNN CORPORATION
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies: _____________________
     2) Aggregate number of securities to which transaction applies: _____________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __________________________________
     4)   Proposed maximum aggregate value of transaction: _____________________
     5)   Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid: _________________________________________
         2)   Form, Schedule or Registration Statement No.: ___________________
         3)   Filing Party: ___________________________________________________
         4)   Date Filed: _____________________________________________________

                                   -----------

                        Copies of all communications to:

                           MICHAEL D. DiGIOVANNA, Esq.
                           Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500
                               Fax: (212) 972-9487

                                 BNN CORPORATION
                              345 Park Avenue South
                            New York, New York 10010


                                   -----------


                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 2, 1997


                                   -----------


To the Stockholders of
 BNN CORPORATION

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of BNN CORPORATION, a Nevada corporation (the "Company"), will be held at 345 Park Avenue South, New York, New York on December 2, 1997 at the hour of 10:00 a.m., for the following purposes:

          1)   To elect five Directors of the Company for the ensuing year;

          2) To consider and vote upon a proposal to approve the Company's 1996 Stock Option Plan.

          3) To consider and act upon a proposal to adopt an Agreement and Plan of Merger between the Company, a Nevada corporation, and a wholly-owned subsidiary of the Company named Kaleidoscope Media Group, Inc., a Delaware corporation (the "Delaware Company"), pursuant to which (i) the Company's state of incorporation will be changed from Nevada to Delaware, (ii) all of the outstanding shares of the Company will be converted into an equal number of similar shares of the Delaware Company and (iii) certain changes in the Company's Certificate of Incorporation will be effectuated including changing the name of the Corporation and creating blank check preferred stock.

          4) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on November 10, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                          BERNARD BUSHKIN, Secretary


New York, New York
November 14, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                 BNN CORPORATION
                              345 Park Avenue South
                            New York, New York 10010

                                   -----------

                                 PROXY STATEMENT

                                   -----------

         This Proxy Statement is being mailed on or about November 17, 1997 to all stockholders of record at the close of business on November 10, 1997 in connection with the solicitation by the Board of Directors of BNN Corporation, (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on December 2, 1997. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Company's Board of Directors and in favor of the other proposals indicated on such proxy. The Company's Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

         The total number of shares of the Company's common stock outstanding as of November 10, 1997 was 26,027,082. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on November 10, 1997 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 13,013,542 shares, must be present at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.


         For the election of directors (Proposal 1), a plurality of the votes cast, in person or by proxy, is required for election. The affirmative vote of a majority of shares present and voting at the Meeting, in person or by proxy, is required for approval of the proposal to approve the 1996 Stock Option Plan (Proposal 2). The affirmative vote of a majority of the outstanding shares of Common Stock is required for the proposal to adopt the Agreement and Plan of Merger (Proposal 3).

         With respect to Proposal 1, stockholders can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Shares that are withheld and broker non-votes will have no effect on the outcome of the election of directors. In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of Common Stock present or represented at the Meeting. With respect to Proposals 2 and 3, abstentions have the same effect as votes against such proposals.

         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 345 Park Avenue South, New York, New York for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Five directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified. The Board of Directors has nominated the persons named below, all of whom are serving presently as directors, for election as directors. Should any nominee not be available for election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's By-laws.

Information Concerning Nominees

         The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director:



    Name                         Age                    Position                             Director Since
    ----                         ---                    --------                             --------------

Henry Siegel                     55      Chief Executive Officer,                                  1995
                                         Chairman of the Board and Director

Paul Siegel                      55      President of SeaGull and Director                         1995

Ray Volpe                        56      Director                                                  1995

Martin Miller                    57      Director                                                  1995

Jean Chalopin                    47      Director                                                  1997



         Henry Siegel has been Chairman of the Board, Chief Executive Officer and Director of the Company since 1995 and has been an officer of SeaGull Entertainment, Inc., a subsidiary of the Company ("SeaGull"), since that company's inception in 1994. Mr. Siegel began his career at Grey Advertising and in 1974 was placed in charge of its media operation, managing all areas of media planning, research and execution. In 1976, Mr. Siegel founded Lexington Broadcasting Services ("LBS"), where he pioneered the concept of barter syndication (advertiser-supported television). As Chairman and CEO of LBS, he launched numerous successful television series, including "Fame" and "Baywatch." In 1988, Mr. Siegel, with Warburg, Pincus Capital Company, purchased Grey Advertising's interest in LBS. LBS entered into bankruptcy in 1991 and emerged from bankruptcy in 1993, soon after merging with All American Communications in 1992. In July 1994, Mr. Siegel formed SeaGull. See "Certain Transactions."

         Paul Siegel has been a director of the Company since 1995 and an officer of SeaGull since its inception in 1994. In 1964, Mr. Siegel started work at S&S, a direct marketing firm which manufactured and distributed toy and craft products. Mr. Siegel left S&S in 1982 to establish another direct marketing toy and hobby company known as Creative Crafts. In 1994, Mr. Siegel changed the name of his company to Creative Discovery and expanded the product line to include educational software products. Siegel joined his brother Henry Siegel at LBS in 1986 to serve as Executive Vice President. LBS entered into bankruptcy in 1992 and emerged from bankruptcy in 1993. LBS was merged with AAC in 1992, and Mr. Siegel served as Executive Vice President of its All-American Television subdivision of until he left in 1994 to form SeaGull.

         Ray Volpe has been a director of the Company since 1995. Mr. Volpe had served as President and co-Chief Executive Officer of the Company since its inception in 1995 but resigned such positions in May 1997 to become the Chief Executive Officer of Kaleidoscope Sports Entertainment, L.L.C. which operates certain former businesses conducted by the Sports Division of the Company. Mr. Volpe, who began his career at Doyle Dane Bernbach in 1964, was the Executive Vice President of the National Hockey League and the first commissioner of the Ladies Professional Golf Association. In 1981, Mr. Volpe and his partner, Don Ohlmeyer formed Ohlmeyer Communications Company, a sports and entertainment subsidiary of Nabisco Brands Inc., where, from 1981 to 1990, Mr. Volpe worked as an independent television producer and media consultant, representing manufacturers, televisions networks, major syndicators and advertising agencies engaged in entertainment and sports programming. Mr. Volpe has been the Chief Executive Officer of Kaleidoscope since 1990. During the period from August 1994 through June 1995, while Kaleidoscope was owned by Ventura, Mr. Volpe was President, Co-Chief Executive Officer and a Director of Ventura.

         Martin Miller has been a director of the Company since February 1995. Mr. Miller, for the past five years, has been a manager of corporate finance for Millport Ltd., presently a Bahamian based investment advisor of foreign investors.

         Jean Chalopin has been a director of the Company since March 1997. Mr. Chalopin has founded and operated several entities engaged in television production and syndication and other entertainment activities individually producing and writing many television programs. Since 1987 Mr. Chalopin has been chief executive officer of JetLag Productions, Inc., a Los Angeles based entertainment company, and since 1996 Mr. Chalopin has been chief executive officer of JJC, a Paris based entertainment company. Both entities are engaged in the development of television, film and multimedia projects for the U.S. market and world-wide syndication. From 1987 to 1996 he was chief executive officer of C&D Group, which was sold in 1996 with a library of more than 1500 half-hour episodes. From 1971 through 1986 he was chief executive officer of the DIC Group, a European based production and distribution company, which was sold in 1986. From 1982 through 1986 he was also chief executive officer of DIC Enterprises, a Los Angeles based production company which was sold in 1986. He and his entities have produced many well known services such as "The Hitchhiker" and "The Saint" and animation works as Inspector Gadget and Heathcliff among others.

Identification of Executive Officers
(Excludes Executive Officers who are also Directors)


           Name               Age                     Position

     Bernard Bushkin           47            Chief Financial Officer, Secretary


         Bernard Bushkin has been chief financial officer of the Company since November 1996. Prior to that he joined Kaleidoscope Media Group, Inc., currently a subsidiary of the Company, in June 1996 as its chief financial officer. From March 1988 to March 1996 Mr. Bushkin was Vice President of Finance and Operations for BMG Classics, the classical, crossover and Broadway music division of BMG Entertainment. He was responsible for worldwide financial management of Classics, as well as the operating management of the art, editorial and production departments. From 1980 to 1988 he was employed in various financial positions for CBS records and its affiliates.

         Executive officers are elected annually by the Company's Board of Directors to hold office until the first meeting of the Company's Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning the Board

         The Board of Directors held five meetings, including actions taken by unanimous written consent in lieu of meetings, during the year ended December 31, 1996. All of the then incumbent directors attended all of such meetings. There were no committees of the Board in 1996.


                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid or accrued by the Company or its subsidiaries for services rendered during the fiscal years ended December 31, 1996 to the Company's Chief Executive Officer and to each executive officer whose compensation exceeded $100,000 during its fiscal year ended December 31, 1996. All of such compensation was paid by entities which became indirect operating subsidiaries of the Company in October 1996. The Company paid no compensation to any officer or director in 1995.


                           Summary Compensation Table



                 Name and Principal Position                       Salary
                 ---------------------------                       ------
Henry Siegel - Chairman and co-Chief Executive Officer            $125,000
Ray Volpe* - President and co-Chief Executive Officer              250,000
Paul Siegel - Vice President                                       125,000
Bruce Albert** - Chief Operating Officer of Kaleidoscope
                 Entertainment, Inc.                               200,000
Anthony Andrea** - President of People & Properties, Inc.          200,000

* Paid to an affiliate of Mr. Volpe for consulting services. Mr. Volpe resigned as President and co-Chief Executive Officer in May 1997 to become Chief Executive Officer of Kaleidoscope Sports Entertainment, L.L.C.

** Messrs. Albert and Andrea resigned their respective positions in May 1997 to take positions with Kaleidoscope Sports Entertainment, L.L.C.




         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the aggregate and percentage ownership of the Company's Common Stock as of November 10, 1997 for (i) each person known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers as a group.


                                                                                      Beneficial Ownership
                    Name(1)                         Number of Shares                         Percentage
                    ------                          ----------------                         ----------

Henry Siegel                                            3,055,000                             12%



                                                                                      Beneficial Ownership
                    Name(1)                         Number of Shares                         Percentage
                    -------                         ----------------                         ----------

Paul Siegel                                             3,055,000                             12%

Ray Volpe                                               3,055,000                             12%

Martin Miller(2)                                            -                                   -

Jean Chalopin(3)                                            -                                   -

Bruce Albert                                              126,365                              *

Anthony Andrea                                            126,365                              *

All executive officers and directors as a group
(8 persons)                                             9,231,667(4)                          36%

*Less than 1%

----------
*    Less than 1%.
(1) Unless otherwise indicated, the address of such persons is c/o BNN Corporation, 345 Park Avenue South, New York, New York 10010.
(2) Mr. Miller's spouse owns 83,542 shares of the Company's common stock. Mr. Miller denies beneficial ownership of these shares.
(3) Does not include 500,000 shares that are held by Deltec Panamerica Trust Company Limited, ("Deltec"), Deltec House, P.O. Box 3229, Nassau N.P. The Bahamas. Mr. Chalopin is a director of Deltec.
(4) Includes 66,667 shares of Common Stock issuable upon exercise of options upon the approval or within 60 days of Nevember 10, 1997, of Proposal 2.

                              CERTAIN TRANSACTIONS

         On October 22, 1996, the Company acquired all the outstanding shares of Kaleidoscope Media Group, Inc. ("KMG") pursuant to a Plan and Agreement of Reorganization, among the Company and all the shareholders of KMG ("Acquisition Agreement"). Pursuant to the Acquisition Agreement the Company issued 9,500,000 shares of its common stock to shareholders of KMG increasing the number of shares outstanding to 23,583,062 shares.

         Immediately prior to the acquisition, the Company had no operations or business activity other than the negotiation of possible business transactions. During 1996 the company advanced approximately $1,500,000 to KMG for its operations (on an interest free basis). KMG also was a shareholder of the Company.

         Henry Siegel, Paul Siegel and Ray Volpe directors of the Company each were principal shareholders of KMG before the acquisition. Each received 2,555,364 shares of the Company's common stock upon completion of the acquisition. Messrs. Henry Siegel, Paul Seigel and Ray Volpe each owned 3,055,364 shares of the Common Stock upon completion of the acquisition.

         As part of the acquisition of KMG, the Company agreed to a "Market Value Adjustment" under which the Company will grant additional shares to the former KMG shareholders to the extent that the original 9,500,00 shares are worth less than $50,000,000 on the sixteenth business day following the filing of the Company's Form 10-K for 1997. The number of additional shares will be the number whose aggregate market value equals the difference between $50,000,000 and the aggregate market value of the original 9,500,000 shares. The adjustment will only apply if certain income targets are met for 1997. There is provision for partial application of the adjustment at reduced income levels.

         On May 3, 1996, KMG effected an exchange of shares of Common Stock for 100% of the issued and outstanding shares of Kaleidoscope Entertainment, Inc. ("KE") and People & Properties, Inc. ("P&P"), and 91% of the issued and outstanding shares of SeaGull. KMG issued 443,300 shares of its Common Stock to each of Henry and Paul Siegel and additional shares to a third person for their 91% interest in SeaGull. Ray Volpe, Bruce Albert and Anthony Andrea received 443,300, 49,445 and 49,445 shares of Common Stock of KMG respectively, for their shares of KE, the sole shareholder of P&P, received shares of Common Stock of KMG in exchange for his shares in P&P. For accounting purposes, the Company accounted for this transaction as an acquisition by SeaGull of KE and P&P since SeaGull's shareholders received the majority of the shares of Common Stock issued by the Company.

         The Company has received loans and advances from foreign clients of Millport Ltd., a Bahamas based investment advisor of foreign investors. These advances have totaled $600,000 as of December 31, 1996 and $1,018,000 as of March 31, 1997 and represented by 8% one year notes. These clients have received two year warrants to purchase an aggregate of approximately 4,048,866 shares of the Company's common stock at $.25 per share. In addition, clients of Millport have purchased a total of 4,732,220 shares of common stock. In addition, some of these clients have made purchase of shares in the open market. Mr. Miller and Millport Ltd. do not have a beneficial interest in any such shares.

         In 1996 Mr. Volpe received payment of approximately $130,000 as repayment of expenses incurred by Mr. Volpe in connection with a property in which the Company received revenues of such amount.

Section 16(a) - beneficial ownership reporting compliance

         The Company believes no "Reporting Person" (as defined in Section 16(a) of the Securities and Exchange Act of 1934) has filed on a timely basis reports required by Section 16(a) after the acquisition of KMG. The Company is in the process of establishing proceeds to assure timely filings.

                                   PROPOSAL 2

                        TO APPROVE 1996 STOCK OPTION PLAN

         The Company's Board of Directors adopted the Company's 1996 Stock Option Plan (the "1996 Plan") on December 14, 1996 subject to stockholder approval within one year thereafter. The following summary of the provisions of the 1996 Plan is qualified in its entirety by express reference to the text of the 1996 Plan attached as Annex 1 hereto.


Purpose

         The purpose of the 1996 Plan is to advance the interests of the Company by inducing persons of outstanding ability and potential to provide service to the Company, its subsidiaries and other entities in which the Company has an interest, by encouraging and enabling employees, directors and consultants and others who provide services for or on behalf of the Company to acquire proprietary interests in the Company and by providing the participants with additional incentive to promote the success of the Company.

Administration

         The 1996 Plan provides for its administration by the Board of Directors or by a committee of the Board of Directors (the Board of Directors, including any committee thereof, hereinafter shall be referred to as the "Board"). The Board has discretionary authority (subject to certain restrictions) to determine the individuals to whom, the times at which and the exercise price for which options will be granted. The Board also interprets the 1996 Plan and prescribes rules, regulations and forms relating to its administration. The receipt of options by directors shall not preclude their vote on any matters in connection with the administration or interpretation of the 1996 Plan.

Shares Subject to the 1996 Plan

         The total number of shares of Common Stock subject to the 1996 Plan is 1,000,000. On January 2, 1997 the Company granted options, subject to approval of Proposal 2, to purchase 835,000 shares of Common Stock under the 1996 Plan to employees of the Company and its subsidiaries at an exercise price of $.62 per share, the market-price at the time of grant. None of the directors received any options but one executive officer of the Company, Bernard Bushkin, was granted options to purchase 100,000 shares of Common Stock. Among the recipients were employees of the Company receiving options to purchase 360,000 shares who became employees of the newly formed limited liability company acquiring most of the Company's sports business in 1997. The Company sold a majority interest in the Company in May 1997 to an unaffiliated individual corporation selling the balance of its interest in August 1997. Upon the sale, after board or director actions, all the shares subject to the option became exercisable.

 Nature of Options

         The Board may grant options under the 1996 Plan ("Incentive Stock Options") which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("the Code"). In addition, the Board may grant options under the 1996 Plan which are not intended to meet the requirements of Section 422 of the Code ("Nonstatutory Stock Options"). The Federal income tax consequences of both Incentive Stock Options and Nonstatutory Stock Options are described below under "Federal Income Tax Consequences".

Eligibility

         Subject to certain limitations as set forth in the 1996 Plan, options to purchase shares may be granted thereunder to persons, including Board members, who, in the case of Incentive Stock Options, are full-time employees (including officers and directors) of either the Company or any subsidiary of the Company, or, in the case of Nonstatutory Stock Options, are employees of or non-employee directors of, or consultants to, the Company or any subsidiary or who provide services to another entity in which the Company has an economic interest or at the request of the Company.

Option Price

         The option price of the shares of Common Stock under the 1996 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee of an Incentive Stock Option who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company (a "10% Shareholder"), the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted.


Non-Transferability

         Except as permitted by the Board of Directors, options granted under the 1996 Plan are not transferable other than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by such holder.

Restrictions on Exercise

         No Option granted under the 1996 Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Shareholder, such option shall not be exercisable after the expiration of five years from the date of its grant.

         In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than one hundred).

Death, Disability or Termination of Employment

         If the services of an option holder under the 1996 Plan shall be terminated voluntarily by the optionee, or if such termination shall be made for cause, such option shall expire forthwith. Except as set forth below, if such employment or services shall terminate for any other reason, then such option may be exercised at any time within three (3) months after such termination (but in no event after the expiration of the option). For the purposes of the 1996 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

         If an option holder under the 1996 Plan (i) dies or becomes permanently or totally disabled while employed by the Company or (ii) dies within three months after the termination of providing eligible services, other than voluntarily termination or for cause, then such options may be exercised by the option holder or his legatee, legatees, his personal representatives or distributees at any time within one (1) year after his death or termination of employment due to disability. Under the 1996 Plan the Board may provide for continuation of an option as well as immediate exerciseability of Options, which would otherwise lapse because an Optionee is not providing eligible because the Company ceases to have an interest in the entity in which the Optionee provided services at the request of the Company. The Board has extended and made immediately exercisable options granted to former employees of the Company's sports division who were employed by a successor entity in which the Company had an economic interest which interest was subsequently transferred.

Amendment and Termination

         The 1996 Plan (but not options previously granted thereunder) shall terminate on December 2001. Subject to certain limitations, the 1996 Plan may be amended or terminated at an earlier date by the Company's Board of Directors or by a majority of the outstanding shares entitled to vote thereon.

Federal Income Tax Consequences

     Incentive Stock Options

         Options granted under the Plan which qualify as Incentive Stock Options under Section 422 of the Code will be treated as follows:

         No tax consequences will result to the optionee or the Company from the grant of an Incentive Stock Option to, or the exercise of an Incentive Stock Option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the Option. For purposes of determining such gain or loss, the optionee's basis in such shares will be his option price. If the date of the sales or disposition of such shares is at least two years after the date of the grant of the Incentive Stock Option and at least one year after the transfer of the shares to him upon exercise of the Option, the optionee will be entitled to long-term capital gain treatment upon their sale or disposition.

         The Company generally will not be allowed a deduction with respect to an Incentive Stock Option. However, if an optionee fails to meet the foregoing holding-period requirements, any gain recognized by the optionee upon sale or disposition of the shares transferred to him upon exercise of an Incentive Stock Option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case the Company will be allowed a corresponding deduction.

         The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an Incentive Stock Option exceeds the option price will constitute an "item of tax preference" subject, in certain circumstances, to the "alternative minimum tax".

         The foregoing is only a brief summary of the applicable Federal income tax laws and should not be relied upon as being a complete statement. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations. In addition to the Federal income tax consequences described herein, the grant of options under the Plan or the receipt of shares upon exercise thereof may also have state and local tax consequences.

     Nonstatutory Options

         Under the Code and the Treasury Department Regulations (the "Regulations"), a nonstatutory stock option does not ordinarily have a "readily ascertainable fair market value" when it is granted. This rule will apply to the Company's grant of Nonstatutory Stock Options. Consequently, the grant of Nonstatutory Stock Option to an optionee will result in neither income to him nor a deduction to the Company. Instead, the optionee will recognize compensation income at the time he exercises the Option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price. Subject to the applicable provisions of the Code and the Regulations, a deduction will be allowable to the Company in the year of exercise in the same amount as is includible in the optionee's income.

         For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a Nonstatutory Stock Option, the optionee's basis in such shares will be gain or loss, will be long-term or short-term capital gain depending on whether he has held the shares for more than one year, or for less than one year.

Board Recommendation

         The affirmative vote of the holders of a majority of the shares of Common Stock, present and voting, in person or by proxy at the Meeting is required for approval of this proposal. The Board recommends that the stockholders vote FOR such proposal.

                                   PROPOSAL 3

                    TO APPROVE THE MERGER AND REINCORPORATION

APPROVAL BY STOCKHOLDERS OF THE PROPOSED MERGER AND REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE DELAWARE CERTIFICATE AND THE DELAWARE BY LAWS.

         The reincorporation and Merger Proposal will be effected by merging the Company into a Delaware Company pursuant to the terms of an Agreement and Plan of merger (the "Merger Agreement"), a copy of which is attached as Annex 2. Upon completion of the Merger, the Company will cease to exist, and the Delaware Company will own all of the Company's assets, assume the liabilities and will operate the Company's business under the name Kaleidoscope Media Group, Inc.

         At the effective time of the Reincorporation and Merger, the Company will be governed by the Delaware General Corporations Law ("Delaware GCL"), the Delaware Certificate, and the new Bylaws (the "Delaware Bylaws"). With certain exceptions, the Delaware GCL is substantially similar to the Nevada General Corporations Law ("Nevada GCL"). Material differences in stockholder rights and the powers of management under the Delaware GCL and the Nevada GCL are discussed below under "Comparison of Corporation Law of Delaware and Nevada and Application to BNN Corporation." Except for the imposition of changes required to conform to applicable Delaware law and, if approved by the Stockholders, the Charter Amendments, the Delaware Certificate and Delaware Bylaws (collectively, the "Delaware Charter Documents")will be substantially similar to the Nevada Certificate and Nevada Bylaws (collectively, the "Nevada Charter Documents") of the Company.

Principal Reasons for the Proposed Reincorporation.

         The primary reason for the Board's recommendation of the reincorporation is the well-developed case law interpreting the Delaware GCL, which the Board believes will allow it to perform its duties more effectively. As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. Although the Nevada GCL is relatively similar to the Delaware GCL, there is a lack of predictability under Nevada law resulting from the limited body of case law interpreting the Nevada GCL. By contrast, the prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that stockholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the Company.

Prominence, Predictability and Flexibility of Delaware Law.

         For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. The Board therefore believes that the overall effect of the Merger and Reincorporation will be to enhance the Board's ability to consider all appropriate courses of action with respect to significant transactions, including takeover attempts, for the benefit of all stockholders.

Increased Ability to Attract and Retain Qualified Directors.

         Both Nevada and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The Company believes that, in general, Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Nevada law. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

Well Established Principles of Corporate Governance.

         There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its stockholders will benefit from the well established principles of corporate governance that Delaware law affords.

No Change in Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company.

         The Merger and Reincorporation Proposal will effect only a change in the name of the Company and a change in the legal domicile of the Company as well as certain other changes of a legal nature, certain of which are described in this proxy statement. The Proposed Merger and Reincorporation will NOT result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company.

         Prior to the Effective Date of the Merger, the Company will obtain any requisite consents to the Merger from parties with whom it may have material contractual arrangements (the "Material Agreements"). As a result, the Company's rights and obligations under such Material Agreements will continue and be assumed by the Delaware Company.


Comparison of Corporation Law of Delaware And Nevada And Application to BNN Corporation

         The Company is incorporated under the laws of the State of Nevada, and the Delaware Company is incorporated under the laws of the State of Delaware. The Company stockholders, whose rights as stockholders are currently governed by Nevada law and the Nevada Charter Documents, will become, upon consummation of the Merger and Reincorporation, stockholders of the Delaware Company whose rights will be governed by Delaware law and the Delaware Charter Documents. The following summary does not purport to be a complete statement of the rights of the Company's stockholders under applicable Nevada law and the Nevada Charter Documents as compared with the rights of the Delaware stockholders under applicable Delaware law and the Delaware Charter Documents and is qualified in its entirety by the Delaware GCL and the Nevada GCL to which stockholders are referred. Generally, the provisions of the Delaware Charter Documents are similar to those of the Nevada Charter Documents in many respects.

         Authorized Capital Stock. The Company's Certificate of Incorporation currently authorizes the Company to issue up to 50,000,000 shares of Nevada Common Stock, $.001 par value; and 5,000,000 Series A preferred shares of stock, $0.001 par value (the "Nevada Preferred Stock"). There are currently no shares of Nevada's Preferred Stock outstanding. The Delaware Certificate provides that the Company is authorized to issue 100,000,000 shares of Delaware Common Stock and 15,000,000 shares of "blank check" Preferred Stock, $.001 par value.

         The Nevada Articles provide that the Nevada Preferred Stock may be issued from time to time for such consideration as may be fixed by the Board of Directors. The Delaware Certificate provides that the Board of Directors of the Delaware Company is entitled to determine the powers, preferences and rights and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. Although they have no present intention of doing so, the Board of Directors of the Delaware Company, without stockholder approval, could authorize the issuance of preferred stock in the future upon terms or with any rights, preferences and privileges which could have the effect of delaying or preventing a change in control of either company or modifying the effective rights of holders of either company's common stock under applicable Delaware law. The Board of Directors could also utilize such shares for further financings, possible acquisitions and other uses.

         Amendment to Charter and Bylaws. Delaware and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote (with, in each case, each stockholder being entitled to one vote for each share so held) to approve proposed amendments to a corporation's charter. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely. The number of authorized shares of any such class of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock entitled to vote thereon (without a class vote) if so provided in any amendment to the Certificate of Incorporation or resolutions creating such class of stock.

         Business Combinations. The Delaware Company is subject to the provisions of Section 203 of the Delaware GCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directions of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 % of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. Section 203 further provides that where it specifies a particular stockholder vote required to approve a matter, no provision in the certificate of incorporation or bylaws may require a greater vote.

         Nevada law regulates combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors, as opposed to Delaware's provision that allows interested stockholder combinations at the time of the transaction with stockholder approval. Finally, after the three-year period, combinations remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute and the Company has done so. The Nevada Certificate does not authorize such an opt-out.

         Classified Board of Directors. Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. The stockholders must elect only one class each year and each class has a term of office at least one year but no longer than three years. The Delaware Certificate does not provide for a staggered board.

         Nevada law also permits corporations to classify boards of directors provided that at least one-fourth of the directors is elected annually; however, the Nevada Articles do not provide for a staggered board.

         Cumulative Voting. Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the Board of Directors where such stockholders would not be able to elect any directors without cumulative voting.

         Nevada law permits cumulative voting in the election of directors as long as certain procedures are followed. Although Delaware law does not explicitly grant cumulative voting, a Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. Neither the Nevada Articles nor the Delaware Certificate provide for cumulative voting.

         Vacancies. Subject to the rights, if any, of any series of Delaware Preferred Stock to elect directors and to fill vacancies on the Board of Directors, vacancies during the year shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director appointed shall hold office for the remainder of the fall term of the class of directors in which the vacancy occurred.

         Removal of Directors. Under Delaware law, the holders of a majority of voting shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board in which case directors may be removed only for cause, or (ii) the corporation has cumulative voting in which case if less than the entire board is to be removed no director may be removed without cause if the vote cast against his removal would be enough to elect him. Nevada law requires at least two-thirds of the majority of voting shares or class entitled to vote at an election of directors to remove a director. Furthermore, Nevada law does not make a distinction between removals for cause and removals without cause.

         Under Delaware law, a director of a corporation that does not have a classified board or permit cumulative voting may be removed, without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors.

         Actions by Written Consent of Stockholders. Nevada law and Delaware law each provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

         Stockholder Vote for Mergers and Other Corporate Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Neither Nevada law nor Delaware law requires approval by the stockholders of a surviving corporation in a merger or consolidation as long as the surviving corporation issues no more than 20% of its voting stock in the transaction.

         Stockholders' Dissenters' Rights. In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder's shares (as determined by agreement by the parties or by court), in lieu of the consideration such stockholder would otherwise receive in any such transaction.

         Under Delaware law, appraisal rights are generally available for the shares of any class or series of stock of the Delaware Company in a merger or consolidation, provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national security exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or (ii) held of record by more than 2,000 stockholders. Even if the shares of any class or series of stock meet the requirements of clause (i) or (ii) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange, or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) any combination of the foregoing. No appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

         Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his shares in the event of consummation of, a plan of merger or plan of exchange in which the corporation is a party and any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. As with Delaware law, Nevada law provides an exception to dissenters' rights. Holders (i) of securities listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) of securities held by 2,000 stockholders of record are generally not entitled to dissenters' rights. See "Dissenters' Rights."

         Stockholder Inspection Rights. Delaware law grants any stockholder the right to inspect and to copy for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other records. A proper purpose is one reasonably related to such person's interest as a stockholder. Directors also have the right to examine the corporation's stock ledger, a list of its stockholders and its other records for a purpose reasonably related to their positions as directors.

         Nevada law provides that any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand, or any person who owns or has been authorized by the holders of at least 5% of all of its outstanding shares, is entitled to inspect and copy the stock ledger. Furthermore, any person who has been a stockholder of record of any corporation and owns or has been authorized by the holders of at least 15% of all of its outstanding shares, is entitled to inspect and copy other corporate records.

         Derivative Suits. Under Delaware and Nevada law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the stock thereafter by operation of law.

         Dividends and Distributions. Nevada law prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business; and (ii) render the corporation's total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

         Delaware law permits a corporation to pay dividends out of either (i) surplus or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished to an amount less than the aggregate amount of the capital represented by issued and outstanding stock having a preference on the distribution of assets. Delaware law defines surplus as the excess, at any time, of the net assets of a corporation (determined on a fair market value, as opposed to historical cost, basis) over its stated capital.

         To date, neither the Company nor the Delaware Company has paid dividends on its common stock. The payment of dividends, if any, is within the discretion of the Board of Directors of the Delaware Company and will depend upon the Delaware Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board of the Delaware Company does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Delaware Company's business operations.

         Limitation of Liability and Indemnification Matters. Nevada law and Delaware law each permit corporations to adopt provisions in their charter documents that eliminate or limit the personal liability of directors to the corporation or their stockholders for monetary damages for breach of a director's fiduciary duty, subject to the differences discussed below.

         In suits that are not brought by or in the right of the corporation, both jurisdictions permit a corporation to indemnify directors, officers, employees and agents for attorney's fees and other expenses, judgments and amounts paid in settlement. The person seeking indemnity may recover as long as he acted in good faith and believed his actions were either in the best interests of or not opposed to the best interests of the corporation. Similarly, the person seeking indemnification must not have had any reason to believe his conduct was unlawful.

         In derivative suits, a corporation in either jurisdiction may indemnify its agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders. Delaware law does not permit corporations to indemnify parties for amounts paid in derivative actions without court approval.

         No corporation may indemnify a party unless it makes a determination that indemnification is proper. In Delaware, the corporation through its stockholders, directors or independent legal counsel will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. In Nevada, the corporation through its stockholders, directors or independent counsel must only determine that the indemnification is proper.

         Delaware law provides that a corporation may advance attorney's fees to a director, officer or employee upon receipt of an undertaking to repay the corporation if the person seeking the advance is ultimately found not to be entitled to indemnification. Nevada law does not require employees to give the undertaking. Both jurisdictions preclude liability limitation for acts or omissions not in good faith or involving intentional misconduct and for paying dividends or repurchasing stock out of other than lawfully available funds. Nevada law does not expressly preclude a corporation from limiting liability for a director's breach of the duty of loyalty or preclude a corporation from limiting liability for any transaction from which a director derives an improper personal benefit.

Accounting Treatment.

         The proposed Reincorporation and Merger is intended to be a tax free organization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, no gain or loss will be recognized by the holder of Common Stock of the Company as a result of the transaction, and, likewise, no gain or loss will be recognized by the Delaware Company. Each former holder of Common Stock of the Company will have the same basis in the Delaware Common Stock record as such holder has in the Common Stock of the Company held on the Effective Time of the proposed Reincorporation and Merger. Each stockholder holding period with respect to the Delaware Common Stock will include the period during which such holder held the corresponding Common Stock of the Company, provided the latter is held as a capital asset on the effective date of the proposed reincorporation and merger.

         Although the Company believes that the foregoing summary describes the material federal income tax consequences of the proposed reincorporation and merger, there can be no assurance that the actual tax consequences will not be different. Stockholders should be advised that the Company has not obtained, and does not intend to request, either a ruling from the Internal Revenue Service or an opinion of counsel regarding any such tax consequences. Furthermore, the foregoing is only a summary of the federal income tax consequences of the proposed Reincorporation and Merger, and does not deal with all the tax consequences that may be relevant to particular stockholders, such as stockholders who are dealers in securities, foreign persons or stockholders who acquired their Common Stock upon the exercise of stock options or in other compensatory transactions. In view of the individual nature of tax consequences, stockholders are urged to consult their own tax advisor as to the specific tax consequences to them of the proposed transaction, including the applicability of federal, state, local and foreign tax laws.

Dissenters' Rights.

         Under the Nevada GCL, in connection with the Reincorporation and Merger, a Stockholder will be entitled to dissent from the Reincorporation& Merger and obtain payment of the fair value of his shares under Nevada Revised Statutes 92A.300 to 92A.500, inclusive (the "Nevada Statute"). A copy of the Nevada Statute is set forth in Annex 3. The statutory right to obtain fair value is subject to strict compliance by a Stockholder with the procedures set forth in the Nevada Statute and described below. Failure to follow any of these procedures may result in a termination or waiver of the right to dissent and obtain payment of the fair value of the stockholder's shares of the Nevada common stock currently so held (the "Existing Common Stock").

         A Stockholder of record may assert dissenters rights as to fewer than all shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf he asserts dissenters rights. The rights of a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders. A beneficial stockholder of Existing Common Stock may assert dissenters rights as to shares held on his behalf only if he submits to the Company the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenters rights and he does so with respect to all shares of which he is the beneficial stockholder or over which he has the power to direct the vote. A "beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

         A Stockholder who wishes to assert dissenters rights must deliver to the Company, before the Annual Meeting, written notice of his intent to demand payment for his shares of Existing Common Stock if the Reincorporation Merger is effectuated and must not vote his shares of Existing Common Stock in favor of the Reincorporation Merger. A Stockholder who does not satisfy such requirements is not entitled to payment for his shares under the Nevada Statute.

         If the Reincorporation and Merger is approved at the Annual Meeting, the Company will, no later than 10 days after the Effective Date, deliver a written dissenters notice to all Stockholders who satisfied the requirements to assert those rights. The dissenters notice will (i) state where the demand for payment must be sent, (ii) where and when certificates for shares must be deposited, (iii) supply a form for demanding payment that includes the date of the first announcement of the terms of the Reincorporation Merger and requiring the person asserting dissenters rights to certify whether or not he acquired beneficial ownership of the shares before that date and (iv) set a date by which The Company must receive the demand for payment, which will not be less than 30 nor more than 60 days after the date the notice is delivered.

         A Stockholder to whom a dissenter's notice is sent must demand payment, certify whether he acquired beneficial ownership of the shares before the date set forth in the dissenter's notice for this certification and deposit his certificates in accordance with the terms of the notice. A Stockholder who does not demand payment or deposit his certificates where required by the date set forth in the dissenters notice is not entitled to payment for his shares under the Nevada Statute.

         Within 30 days after receipt of a demand for payment, the Company will pay each dissenter who complied with the Nevada Statute the amount the Company estimates to be the fair value of his shares, plus accrued interest from the Effective Date at the average rate paid by the Company on its principal bank loans, or if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. The payment must be accompanied by the financial statements of the Company and a statement of the estimate of fair value of the shares, together with an explanation of how the interest was calculated. The dissenter may notify the Company in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate less any payment received from the Company if he believes that the amount paid is less than the fair value of his shares or that the interest due is incorrectly calculated.

         The Company may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters notice as the date of first announcement of the Reincorporation Merger. To the extent the Company elects to withhold payment, after the Effective Date it will estimate the fair value of the shares plus accrued interest and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The Company will send with its offer a statement of its estimate of the fair value of the shares and an explanation of how the interest was calculated. The dissenter may reject the offer and demand payment of the fair value of his shares and interest due if he believes that the amount offered is less than the fair value or that the interest due is incorrectly calculated.

         If a demand for payment remains unsettled, the Company will commence a proceeding in the district court of the county in Nevada where the Company's registered office was located within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60 day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

Exchange of Certificates.

         Upon the Merger and Reincorporation becoming effective, each outstanding share of Common Stock of the Nevada Company will be converted into one fully paid and non-assessable share of Common Stock of the Delaware Company. Shareholders may, but are not required to, exchange their current share certificates for shares of the Delaware Company. Shareholders who desire to exchange their shares may do so following consummation of the Merger and Reincorporation by surrendering them to the Company's transfer agent Holladay Stock Transfer, who will issue new certificates for shares of Common Stock upon receipt of old share certificates. Delivery of stock certificates issued by the Company prior to the effectiveness of the Merger and Reincorporation will constitute "good delivery' of shares in transaction subsequent to reincorporation. Certificates of the Delaware Company will be issued with respect to transfers consummated after reincorporation.

Board Recommendation.

         Your Board of Directors Unanimously Recommends a Vote "FOR" Approval of the Reincorporation Proposal. Unless Marked to the Contrary, Proxies Will Be Voted "For" Approval.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in New York, New York by March 10, 1998 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                                                         ANNEX 1



                                 BNN CORPORATION


                             1996 Stock Option Plan



         1. Purpose of the Plan. The BNN Corporation 1996 Stock Option Plan (the "Plan") is intended to advance the interests of BNN Corporation, a Nevada corporation (the "Company"), by inducing persons of ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating persons with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" to Eligible Participants. Such may either be (i) options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") ("Incentive Stock Options") and (ii) "Nonstatutory Stock Options" which are options which do not necessarily meet the requirements of Section 422.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company or by a committee consisting of at least two persons chosen by the Board of Directors. Unless otherwise indicated by the context, the term "Board of Directors" shall refer to the board of directors or such committee. Except as herein specifically provided, the interpretation and construction by the administration of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.

         3. Shares Subject to the Plan. The capital stock subject to grant under the Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 1,000,000 shares, subject to adjustment in accordance with the provisions of Section 12 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

         4. Certain Definitions: As used herein the following terms shall have the definitions set forth below:

                  a. "Eligible Participants". Any person providing service to or on behalf of the Company including employees, directors, consultants or independent contractors of the Company or any subsidiary or subsidiaries of the Company, or any entity which the Company has a substantial interest or any other entity in which the Board of Directors determines that the Company has a substantial beneficial interest to any person providing services to a third party at the request of the Board of Directors.

                  b. "Eligible Services" shall mean any services by Optionee to or on behalf of the Company or a subsidiary of the Company including services as an employee, director, consultant or independent contractor of or for (i) the Company (ii) any subsidiary of the Company or (iii) any entity which the Company has an interest as hereinafter defined.

                  c. An "entity in which the Company has an interest" shall include any entity in which (i) Optionee is providing services to or for at the request of the Company or (ii) the Company or subsidiary of the Company has, in the opinion of the Board of Directors, a substantial interest in the income or assets of such entity or in which the Company otherwise has as an interest.

         5. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Board of Directors and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

         6. Options. In addition to any other requirement herein each Option shall meet the requirements:

                  (a) must be granted prior to December 14, 2006.

                  (b) The option price of the shares subject to any Option shall not be less than the fair market value of the Common Stock at the time such Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

                  (c) No Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Sections 10 and 15(c) hereof.

                  (d) For purposes of determining stock ownership under this
         Section 6, the attribution rules of Section 425(d) of the Code shall apply.

                  (e) No Incentive Stock Option shall be granted to individuals other than key employees of the Company or of a subsidiary corporation of the Company.


         7. Market Value. For purposes of the Plan, fair market value shall be determined by the Board of Directors and, unless another reasonable method for determining fair market value is specified by the Board of Directors, the closing sale price of a share of Common Stock as reported for the trading date next preceding the date in question.

         8. Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

         9. Transferability. Except as otherwise provided by the Board of Directors, no Option granted under the Plan shall be transferable by the individual to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

         10. Termination of Eligible Services or Death.

                  a. (i) Except as otherwise provided herein, if Optionee ceases to provide Eligible Services this Option shall terminate forthwith. If the Option terminates because Optionee ceases to provide Eligible Services as a result of the Optionee's involuntary termination this Option may nevertheless be exercised at any time within three months after such termination. For purposes of this Option, termination as a result of retirement pursuant to a plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company shall be deemed to be an involuntary termination of such individual's Eligible Services.

                     (ii) This Option shall not terminate in the event Optionee ceases to provide Eligible Services to an entity which the Company has an interest as defined herein because the Company ceases to have an interest such an entity for any reason. In such event the Option may be exercised by Optionee or Optionee's estate at any time thereafter in accordance with this Plan.

                  b. If the holder of an Option under the Plan dies (i) while providing Eligible Services, or (ii) within three months after the Optionee ceases to provide Eligible Services as a result of an involuntary termination then such Option may, subject to the provisions of subparagraph d of this
Section 10 hereof be exercised by the estate of an Optionee within one year after death.

                  c. If the holder of an Option under the Plan ceased providing Eligible Services because of permanent and total disability while providing Eligible Services, then such Option may, subject to the provisions of subparagraph (d) of this Section 7, be exercised at any time within one year after such termination of Eligible Services.

                  d. Except as otherwise provided herein, an Option may be exercised pursuant to this Plan only to the extent that the holder was entitled to otherwise exercise the Option at the time of termination of Eligible Services, or death, and in any event may not be exercised after the Termination Date.

                  e. For purposes of this Plan, any employment relationship of an employee of the Company or of a subsidiary corporation of the Company or other entity will be treated as continuing intact while he is on military or sick leave or other bona fide leave or absence (such as temporary employment by the Government) if such leave does not exceed ninety days, if longer, so long as his right to re-employment is guaranteed either by statute or by contract.

         11. Exercise of Options.

         (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof provide eligible services for such period or periods of time from the date of grant of the Option, as the Board of Directors, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

         (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 11 or any other terms, provisions or conditions of the Plan, upon approval by the full Board of Directors, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by (i) the surrender of shares of Common Stock of the Company held by or for the account of the optionee or subject to a Stock Option Agreement at the time of exercise to the extent permitted by subsection (c)(5) of
         Section 422 of the Code with respect to an incentive stock option and, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), to the extent permitted by Section 16(b) of that Act and the Rules of the Securities and Exchange Commission, without liability to the Company;
         (ii) subject to the approval of the full Board of Directors, the issuance of a promissory note in compliance with law for a portion of the purchase price; or (iii) such other methods approved by the Board of Directors, in compliance with law and provided that such methods do not disqualify Incentive Stock Options from being treated as such and comply with the provisions of Section 16(b) of the Act. In the case of
         (i) above, the fair market value of the surrendered shares shall be determined by the Board of Directors as of the date of exercise as provided herein.

         12. Adjustment Upon Change in Capitalization.

         (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         (b) If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall be entitled to receive upon the exercise of his Option (the timing of which, as set forth in Section 11, is in the discretion of the Board of Directors) the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

         13. Further Conditions of Exercise.

         (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

         (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

         14. Effectiveness of the Plan. The Plan was originally adopted as of the Board of Directors on December 14, 1996. The Plan shall be subject to approval by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purposes, or by written consent, prior to December 13, 1997, which is within one year of adoption of the Plan by the Board of Directors. In the event such stockholder approval is withheld or otherwise not received on or before the latter date, the Plan and all Options which may have been granted thereunder shall become null and void.

         15. Termination, Modification and Amendment.

         (a) The Plan (but not Options previously granted under the Plan) shall terminate on December 14, 2006, which is within ten years of the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after the termination of the Plan.

         (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

         (c) The Board of Directors may at any time, on or before the termination date referred to in Section 15(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding holy shares of the Company present in person or by proxy increase (except as provided by Section 12 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Incentive Stock Options.

         (d) No termination, modification or amendment of the Plan may, without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

         16. Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

         17. Indemnification of Board of Directors. In addition to such other rights of indemnification as they may have, the members of the Board of Directors, shall be indemnified by the Company to the fullest extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

         18. Definitions. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings as set forth in Sections 425(e) and 425(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

         19. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of New York.

                                                                         ANNEX 2


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made as of November 14, 1997, by and between BNN Corporation, a Nevada corporation ("BNN"), and Kaleidoscope Media Group, Inc., a Delaware corporation ("Kaleidoscope"); (BNN and Kaleidoscope collectively, the "Constituent Corporations").

         The authorized capital stock of BNN consists of fifty million (50,000,000) shares of Common Stock, $0.001 par value per share, and five million (5,000,000) shares of Series A Preferred Stock, $0.001 par value per share. The authorized capital stock of Kaleidoscope, upon effectuation of the transactions set forth in this Merger Agreement, will consist of one hundred million (100,000,000) shares of Common Stock, $0.001 par value per share, and fifteen million (15,000,000) shares of Preferred Stock, $0.001 par value per share.

         The directors of the Constituent Corporations deem it advisable and to the advantage of the Constituent Corporations that BNN merge with and into Kaleidoscope upon the terms and conditions provided herein.

         NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that BNN shall merge with and into Kaleidoscope on the following terms, conditions and other provisions:

1. TERMS AND CONDITIONS

         1.1 Merger. BNN shall be merged with and into Kaleidoscope (the "Merger"), and Kaleidoscope shall be the surviving corporation (the "Surviving Corporation") effective at 12:01 a.m., on the day following the date the appropriate certificate reflecting the Merger is filed with the Secretary of State of the State of Delaware (the "Effective Date").

         1.2 Succession. On the Effective Date, Kaleidoscope shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of BNN, except insofar as it may be continued by operation of law, shall be terminated and cease.

         1.3 Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, thereafter shall be the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their stockholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not been consummated, except as they may be modified with the consent of such creditors, and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.4 Common Stock of BNN and Kaleidoscope. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective stockholders, (i) each share of Common Stock of BNN issued and outstanding immediately prior thereto shall be combined, changed and converted into one (1) share of Common Stock of Kaleidoscope, in each case fully paid and nonassessable, and (ii) each share of Common Stock of Kaleidoscope issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

         1.5 Stock Certificates. On and after the Effective Date, all of the outstanding certificates that, prior to that time, represented shares of Common Stock of BNN shall be deemed for all purposes to evidence ownership of and to represent the shares of Kaleidoscope into which the shares of BNN represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distribution upon the shares of Kaleidoscope evidenced by such outstanding certificate as above provided.

         1.6 Purchase Rights. On the Effective Date, the Surviving Corporation will assume the outstanding obligations of BNN, if any, to issue Common Stock or other capital stock pursuant to contractual purchase rights granted by BNN, and the outstanding and unexercised portions of all outstanding contractual rights to purchase Common Stock or other capital stock of BNN shall be changed and converted into contractual rights to purchase Common Stock or other capital stock, respectively, of Kaleidoscope such that a contractual right to purchase one (1) share of Common Stock or other capital stock of BNN shall be converted into a contractual right to purchase one (1) share of Common Stock or other capital stock, respectively, of Kaleidoscope. No other changes in the terms and conditions of such contractual purchase rights will occur.

         1.7 Employee Benefit Plans. On the Effective Date, the Surviving Corporation shall assume all obligations of BNN under any and all employee benefit plans in effect as of such date with respect to which employee rights or accrued benefits are outstanding as of such date. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Kaleidoscope in effect on the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of Kaleidoscope in effect on the Effective Date shall continue to be the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

         2.2 Directors. The directors of BNN immediately preceding the Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified.

         2.3 Officers. The officers of BNN immediately preceding the Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.

3. MISCELLANEOUS

         3.1 Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, the Surviving Corporation shall execute and deliver, or cause to be executed and delivered, such deeds and other instruments, and the Surviving Corporation shall take or cause to be taken such further and other action as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Kaleidoscope and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are authorized fully in the name and on behalf of Kaleidoscope or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         3.2 Amendment. At any time before or after approval by the stockholders of BNN, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the stockholders of BNN, the principal terms may not be amended without the further approval of the stockholders of
BNN) as may be determined in the judgment of the respective Board of Directors of Kaleidoscope and BNN to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

         3.3 Conditions to Merger. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

                  (a) the Merger shall have been approved by the stockholders of BNN in accordance with applicable provisions of the Nevada General Corporation Law; and

                  (b) BNN, as sole stockholder of Kaleidoscope, shall have approved the Merger in accordance with the Delaware General Corporation Law; and

                  (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of BNN to be material to consummation of the Merger shall have been obtained.

         3.4 Abandonment or Deferral. Notwithstanding the approval of this Merger Agreement by the stockholders of BNN or Kaleidoscope, at any time before the Effective Date, (a) this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either BNN or Kaleidoscope or both or (b) the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of BNN and Kaleidoscope, such action would be in the best interests of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or their respective Board of Directors or stockholders with respect thereto, except that BNN shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

         3.5 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of BNN and Kaleidoscope, hereby is executed on behalf of each such corporations and attested by their respective officers thereunto duly authorized.


                                             BNN CORPORATION
                                             A Nevada Corporation


                                             By: /s/  Henry Siegel
                                                   ---------------------------
                                                      Henry Siegel
                                                      Chief Executive Officer

ATTEST:


/s/  Bernard Buskin
  ------------------------------
     Bernard Buskin
     Secretary

                                             KALEIDOSCOPE MEDIA GROUP, INC.
                                             A Delaware Corporation


                                             By: /s/  Henry Siegel
                                                   ----------------------------
                                                      Henry Siegel
                                                      Chief Executive Officer

ATTEST:


/s/  Bernard Buskin
  ------------------------------
     Bernard Buskin
     Secretary

                                                                         ANNEX 3

                        NEVADA GENERAL CORPORATIONS LAWS

                           Rights of Dissenting Owners

         92A.300. DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

         92A.305. "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

         92A.310. "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.

         92A.315. "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.


         92A.320. "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.


         92A.325. "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.


         92A.330. "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.


         92A.335. "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

         92A.340. COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

         92A.350. RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

         92A.360. RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may, provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

         92A.370. RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

         92A.380. RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the domestic corporation is a party:

         (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

         (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

         92A.390. LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

         (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

         (I) The surviving or acquiring entity; or


         (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 holders of owner's interests of record; or


         (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of Paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

         92A.400. LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

         92A.410. NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.


2. If the corporate action creating dissenters' rights is taken without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.


         92A.420. PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

         92A.430. DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500 inclusive.

         92A.440. DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand payment;

         (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

         92A.450. UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

   92A.460. PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the corporation's registered office is located; or

      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;


         (b) A statement of the subject corporation's estimate of the fair value of the shares;


         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

         92A.470. PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

         92A.480. DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.


1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.


2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

         92A.490. LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

         92A.500. LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A 500. inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                 BNN CORPORATION
                              345 Park Avenue South
                            New York, New York 10010

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Henry Siegel and Ray Volpe as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of BNN Corporation (the "Company") held of record by the undersigned on November 10, 1997 at the Annual Meeting of Stockholders to be held on December 2, 1997 or any adjournment thereof.

         1. Election of Directors:

            [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all nominees listed below (except as marked to the contrary below)

         (Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

             Henry Siegel             Ray Volpe
             Paul Siegel              Martin Miller           [Jean Chalopin]

         2. To consider and vote upon a proposal to approve the Company's 1996 Stock Option Plan.

           FOR [ ]                 AGAINST [ ]               ABSTAIN [ ]

           3. To consider and act upon a proposal to adopt an Agreement and Plan of Merger between the Company, a Nevada corporation, and a wholly-owned subsidiary of the Company named Kaleidoscope Media Group, Inc., a Delaware corporation (the "Delaware Company"), pursuant to which (i) the Company's state of incorporation will be changed from Nevada to Delaware, (ii) all of the outstanding shares of the Company will be converted into an equal number of similar shares of the Delaware Company and (iii) certain changes in the Company's Certificate of Incorporation including the creation of blank check preferred stock will be effectuated.

           FOR [ ]                 AGAINST [ ]               ABSTAIN [ ]

           4. To transact such other business as may properly come before the meeting.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name     When shares are held by joint tenants, both
appears below.                  should sign. When signing as attorney, executor,
                                administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                ________________________________________________
                                Signature

                                ________________________________________________
                                Signature if held jointly

                                Date: _________________, 1997